PROGRAM ANALYSIS

Signet International Holdings

April 3, 2006

Program Analysis

prepared for

SIGNET INTERNATIONAL HOLDINGS, INC.

3023 N. Clark St. #890, Chicago, IL 60657

Phone 773-935-1572

halp@showplaceonline.com

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PROGRAM ANALYSIS

Signet International Holdings

PURPOSE OF THIS REPORT	3

INTRODUCTION	4
THE GOLDEN AGE OF CONTENT	6

ORIGINAL PROGRAMMING ON THE NETWORK .	8

SYNDICATION	9

MULTIPLATFORMS, THE INTERNET AND THE NEW MEDIA	12

THE PROGRAMMING.	15
KID	17
TEEN	21
MALE ORIENTED	30
FAMILY.	35
ADULT.	39
PROGRAM VALUATION SPREADSHEET	43
SYNDICATION & MULTIPLATFORM VALUATION CHART.	44

CONCLUSIONS	45

METHODOLOGY	46
NETWORK	47
SYNDICATION	48
MULTIPLATFORM	48
INDEXING	48

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PROGRAM ANALYSIS

Signet International Holdings

PURPOSE OF THIS REPORT

This analysis has been prepared at the request of SIGNET INTERNATIONAL HOLDINGS, INC. (Signet or the Network) to discuss certain programming submitted to SHOWPLACE BROADCASTING, INC. (Showplace).

The purpose of this report is to attempt to valuate the programming based on existing and future trends as it relates to Signet’s proposed Network.

Many of the conclusions in this report, though reasoned and thoroughly researched, deal with an unpredictable marketplace. The methodology used in assessing programming for the Broadcasting business varies widely in its program development, placement, syndication deals, cost per point/cost per thousand valuations, distribution, and other relevant factors. Further, the total number of HHs covered by the Network will not be known until the Network is operational and will still vary as new forms of distribution are added.

This report should be considered an indication of the value of the programming and is not meant to suggest an absolute value.

We have taken the approach that the programming is owned by Signet and to wit an assessment of the “Rights Worth” is explored.

The Rights-Worth is based on the value of the program in its run on the Network, the Syndication rights and Multiplatform venues utilized.

All times listed in this report are Eastern.

Abbreviations used in this report:

K = Kids

P = Persons M = Men

W = Women

HH = Television Households

CPM = Cost Per Thousand Households

CPP = Cost Per Rating Point

DMA = Designated Market Area

NATPE = National Association of Television Program Executives

NAB = National Association of Broadcasters

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PROGRAM ANALYSIS

Signet International Holdings

INTRODUCTION

Content value will be generated through:

Original run on the Network

Syndication

Multiplatform The New Media

The top priority in any content dependent venture is the development of content, which will underpin long-range success.

While the unprecedented convergence of distribution and content options are at the core of most discussions concerning the industry, the next big story is the financial impact that will materialize on media and entertainment company balance sheets.

It represents a reshaping of industry revenue, expenses and profits that will be far more positive than negative for companies willing to go with the flow. While it is still too early to accurately track the value being transferred and created, particularly among content providers, it is possible to make some intriguing observations.

JPMorgan Chase analyst Spencer Wang says the earliest signs of this fundamental value shift is the sharp contrast between the languishing stock price of traditional media companies (representing an estimated loss of $31 billion in collective market capitalization) and the meteoric rise of so-called new-media stocks (reflecting an aggregate $69 billion gain in market cap).

More directly, evolving new business models are gradually redefining the value of content in the digital age: what distributors and consumers are willing to pay, what it costs to produce and how much revenue and profit is generated as compared to traditional ways of doing business.

There is a growing realization by content producers, distributors and buyers that they will able to generate more revenue across a spectrum of wireless digital broadband devices and platforms than has ever been possible in an advertising-dependent model.

That prospect hinges on two issues: the extent to which new on-demand sales is incremental rather than cannibalistic to existing content consumption and consumers’ overall threshold for spending on new forms of media and entertainment.

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Signet International Holdings

Primetime series such as “Desperate Housewives “generate about $12 million in gross ad revenue per episode. Downloaded episodes can generate $15 million.

Although it will be awhile before we have answers to those questions, Wang makes some telling comparisons in his report “Waking the Sleeping Giants.” Such hit primetime series as “Desperate Housewives,” “CSI: Crime Scene Investigation,” “Survivor” and “Lost” command about $440,000 per 30-second advertising spot, which implies a $26 cost-per-thousand rate. With a typical 17 million viewers and 13 minutes of commercial time per hour, one episode of such a hit series generates about $12 million in gross ad revenue, he said.

By comparison, even in the worst-case scenario -- with 20% of TV viewers opting for downloads, 100% of which overlap with existing programs -- downloaded episodes of such popular series can generate an estimated $15 million in revenue.

“The main reason is that the $1.44 in download revenue per user (or 70% of the $1.99 per download) is greater than the estimated 57 cents in advertising revenue per user generated under the current model,” Wang said.

The content owners take from downloading is nearly the same that a commercial-fee TV series episode generates from a DVD boxed set, according to Nielsen Entertainment analyst Larry Gerbrandt, who has done the most exhaustive analysis of on-demand program economics to date.

Broadcast networks’ recent decision to release select hit series for alternative distribution on Google or Apple’s video iPod at a retail price of $1.99 per download has rendered a 70/30 split in favor of content providers like the formula applied to music downloads.

Similarly, Google’s new ad-supported Video Store (facilitated by patented software) allows high-value content owners to set the price of unprotected downloads, limited-time rentals or sale of their products, 70% of which they keep with the remainder going to Google.

Wang concludes that even under the worst scenario, content providers stand to make lots more money. An exception could be CBS’ new 99-cent VOD deal with Comcast, in which the network keeps 65% of the proceeds. If all downloads are incremental, CBS revenue could rise 25%; if all downloads are cannibalistic, CBS’ revenue could fall 11%, he said.

Despite that potential but unlikely risk, broadcast networks and other content providers are now exploring new paid distribution models that represents a challenge to the conventional wisdom that advertising sales are fundamental -- a shaky premise of the networks’ annual $9 billion upfront ad sales ritual (when broadcast-TV networks try to secure ad commitments for their fall TV season) that saw its first-ever non-recession 3% collective decline last year.

In a new-media world in which even the biggest broadcast and cable networks, studios and film libraries and newsgathering organizations are being reduced to glorified content providers, reassessing ad pricing and importance is inevitable. This spring’s upfront will be an important

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PROGRAM ANALYSIS

Signet International Holdings

barometer, with a dozen major advertisers already slashing their planned TV network spend as they shift to other media. It’s easy to understand the attraction of interactive target marketing and advertising, evidenced by Internet search advertising that comprises 99% of Google’s $6 billion in annual revenue. Advertisers, which are following consumers into the small-screen, portable, interactive space, will scrutinize the value of primetime television spots in the context of these new targeted options.

It doesn’t take long for business models to change in this environment. Consider that the $3.9 billion TV syndication market -- NATPE’s former centerpiece -- is nearly matched by TV-DVD sales and will surely be eroded by a rapidly growing paid VOD market.

THE GOLDEN AGE OF CONTENT

Internet Portals And Service Providers Are Scrambling To Increase Their Value By Acquiring Original Content

“With media content flowing freely thanks to the Internet, device makers, Internet portals and service providers are scrambling to increase their value by acquiring original content and/or getting a piece of the distribution pie,” Forrester analyst Brian Haven says. Apple, Google, Microsoft, Yahoo! Inc., America Online and mobile operators from Verizon to PlayStation 3 and the Palm Treo are driving what News Corp. chairman and CEO Rupert Murdoch calls a new “golden age” of content.

We’re still in the earliest stages of seeing and understanding the economic impact of the digital broadband rollout across all content players and all distributors, from cable and satellite to telephone and portable media players to broadcasters, print and the Internet. High definition, email, instant messaging, varying degrees of search and other services become part of the qualitative interface and distinguishing value-added proposition that gets the attention of consumers in an already very crowded space.

The mass-market acceptance of broadband in the U.S. has tipped the scales back to content producers

The mass-market acceptance of broadband in the U.S. has tipped the scales back to content producers and packagers, with the proliferation of distributors diluting the de facto gatekeeper strength of television stations, cable and satellite systems, cellular and video telephones, personal digital assistants, personal media players and Internet service providers. That should theoretically boost the economic fortunes of content players, though much will depend on the details of new business models and prevailing of old business models.

Still, the developing media landscape is not so much about us vs. them -- content vs. distribution, or so-called old vs. new media -- as it is about all of the players bringing something to the table and needing each other to thrive. Traditional media companies have an indisputable expertise in content production and solid touch-points with consumers and advertisers, just as new-media players have

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Signet International Holdings

the high-tech flexibility and savvy to respond to emerging competitive challenges and opportunities.

In the end, it all comes down to what it’s worth to the media players involved, as well as to consumers and advertisers.

The good news is that the digital broadband technology, and interactivity in general, are the great leveling force that gives all players -- big and small, new and old, print or video, content production or distribution -- the same fighting chance to increase their fortunes. The new rules of play are simple: The one with the more innovative, lucrative new business models wins.1

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1Excerpted from: Reshaping Of Revenue At Forefront Of NATPE By Diane Mermigas

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PROGRAM ANALYSIS

Signet International Holdings

ORIGINAL PROGRAMMING ON THE NETWORK

For original programming, the major broadcast networks get an average of $108,681 for a 30 second ad in the current 2005-2006 season. For some shows such as “Desperate Housewives” they get $440,000 per spot.

For the 2006-2007 season, the networks will try to justify higher prices with new Nielsen ratings that add in delayed viewing that day or week, such as with digital video recorders. A show’s so-called live-plus-same-day and live-plus-seven-days audience could be larger.

Though Signet’s Network will not be able to demand these huge figures, it will have original content as detailed in the 21 shows described in the Programming Section.

If the Network’s content and distribution meet expectations, the revenue potential is impressive.

Small independent networks represent the increasing realization that you don’t have to be large to show a healthy profit. Other small broadcast networks include:

UATV - The network has approximately 70 affiliates with a household coverage of approximately 22 million households. [http://www.uatvn.com/ ]

America One Television - Reaches nearly 25 million U.S. homes via a network of over 100 television affiliates. [http://www.americaone.com/ ]

For the purposes of this report we are estimating a reach of 685,819 TV HH’s for the first year of operation. The TV HH potential reach was derived by examining eight [8] DMAs that were representative of markets which could broadcast the Network. We then subtracted the cable TV HH’s from the Total DMA TV HH’s. Since HH’s vary in number from market to market, we have based our figures on HH’s rather than Persons. We feel this is a conservative number and will give a realistic overview of the revenue potential of the programming.

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PROGRAM ANALYSIS

Signet International Holdings

SYNDICATION

Syndication is the practice of selling rights to the presentation of television programs, especially to more than one customer such as a television station, a cable channel, or a programming service such as a national broadcasting system. The syndication of television programs is a fundamental financial component of television industries. Long a crucial factor in the economics of the U.S. industry, syndication is now a worldwide activity involving the sales of programming produced in many countries.

A syndicator is a firm which acquires the rights to programs for purposes of marketing them to additional customers. The syndication marketplace in fact provides the bulk of programming seen by the public. For the internal U.S. market, for example, syndication is the source of the “reruns” often seen on network television, and of much material seen on cable networks. Internationally, large amounts of American television programming are sold through syndication for programming alongside material produced locally. Material not available in syndication includes current network prime time programs, live news programs and live coverage of sporting and other special events. Even current U.S. programs, however, may be syndicated in international markets, and American viewers may sometimes see imported programs, usually from England, currently programmed in other countries.

The price for a syndicated television series is determined by its success with audiences and the number and type of “run” in which the program appears. A national run is the presentation of a film or program one time to a national audience. This notion of national run has been borrowed from the history of distributing theatrical films. Any number of theaters or communities may be included in the first run of a production. But as soon as any location receives a second presentation, the second national run has begun. Generally speaking, the cost of rights to present a television series declines as it is presented in later and later runs although, as indicated below, that rule does not always hold in the international market.

Repeated sales of television programs, both within the United States and throughout the world, has long been central to the profitability of the American television industry. Soon after U.S. television production shifted from live performance to film in the late 1950s, shrewd sales personnel realized that television products had additional life. Audiences would, in fact, watch the same program a second time, and perhaps return for repeated viewing. Moreover, many countries found it far more economical to purchase the syndicated rights to American television programs than to produce their own, opening a vast market for American products.

The cost of U.S. television programming in the international market place is generally based on whatever those markets will bear. Costs for programs in Europe are often far higher than in Africa or Latin America. No matter how small the syndication fee, however, the sales of programming produce additional income for their original production companies. In abstract economic terms this is an example of “public good theory,” in which new profits are gained at no additional costs or at the marginal costs incurred in the marketing process.

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PROGRAM ANALYSIS

Signet International Holdings

FAILURE IS ONLY TEMPORARY

Historically, syndication, whether domestic or international, served to underwrite the risky process of producing for American network television. From the late 1960s through the mid-1990s special regulations (the Financial Interest and Syndication Rules) governed relations between television networks and independent production companies. Under these rules ownership of the rights to the programs reverted to the producer/production company after a specified number of network runs. Profits from any other sales, including syndication, generally benefited the production community. For this reason many production companies were willing to produce original programs at a loss, betting on the enormous income that might rise from successful syndication. Many “failed” programs could be created with the profits from one or two successfully syndicated shows.

One way of classifying television programs in the syndication marketplace is by the first national run of the program. If the first run of a program was as part of a national network schedule, then as the program is marketed for subsequent runs to other programmers, it is referred to as “off-network syndication.” Thus a cable programmer who buys the rights to presentation of a situation comedy presented by NBC is buying off-network syndication. Dallas, presented in first run on CBS in the 1978 season, was heavily programmed throughout the world as off-network syndication.

If a program is initially made to be sold to programmers other than the major networks, however, then the program is known as “first run syndication.” An example would be the weekly program, Star Search with Ed McMahon, produced by Television Program Executives (T. P. E.) and Bob Banner Associates. Similarly, Paramount Television’s Star Trek: The Next Generation and other Star Trek spinoffs are produced for first run syndication. On occasion, a television program originally developed for network programming will be shifted into the first run syndication mode. That was the case with Bay Watch, a program that failed to attract a sufficient audience when programmed by NBC in 1989, and was canceled after a single season. It then went into production as a first run syndicated product and became enormously successful in international markets.

First run syndication is often the origin of programs presented as programming “strips,” that is, at the same time Monday through Friday. This is the case with many entertainment shows, and also with numerous programs in the “tabloid TV” genre, game shows, and cartoons.

Barter syndication is a financial arrangement that supports a growing segment of the syndication marketplace. In barter syndication an advertiser purchases in advance all or some part of the advertising opportunities (commercial spots) in a syndicated program, no matter where the production is to be seen in any run. The advertiser benefits from the barter arrangement by insuring a friendly program environment for ads. The programmer--an independent station or a cable programmer--benefits because advertising slots are presold, assuring that the cost to acquire the program is at least partially covered. While this practice may reduce opportunities for the programmer to sell advertising time, the trade-off is considered a favorable one. The producer of the program also benefits because the prior purchase of advertising opportunities provides funds that may represent an important part of the production budget.

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PROGRAM ANALYSIS

Signet International Holdings

Increasingly, syndication is part of the worldwide television marketplace and here the producers are not always part of the U.S. industry. Brazilian, Venezuelan, and Mexican telenovelas are programmed throughout the Spanish-speaking world and even in less predictable contexts such as India and Russia. British programming is seen in the United States and throughout Europe and the rest of the world. In these cases and many others, syndication is seen as an economic benefit. As in the American context, the profits generated by syndication can be used to produce other material on a speculative basis and to bolster the production of the first-run production process.2

Syndication can bring enormous returns after the programs have finished their run on the Network.

As an example:

If one program is syndicated for cash to 100 TV stations at an average cost of $500 per week per station, the Network could see a return of $50,000 per week or $2,600,000 per year from that one show. Taking into consideration the uplink and other associated costs, this could net out at as much as $2,000,000 per year.

The above is an arbitrary example based on a best-case scenario. Each project is a different situation and results will vary.

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2http://www.museum.tv/archives/etv/S/htmlS/syndication/syndication.htm By: James Fletcher

Paramount / The Museum of Broadcast Communication

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PROGRAM ANALYSIS

Signet International Holdings

MULTIPLATFORMS, THE INTERNET AND THE NEW MEDIA

“The convergence of technology, media and telecommunications is a catalyst for innovation that will generate a trillion dollar bounty between now and the end of the decade.”3

The winners will be the content owners.

Figure 1. The Web’s Contribution to TV

For Eight Station Groups

Online Revenues as % of Gross Co. Revenue
Broadcast Co. #1	2.6%
Broadcast Co. #2	2.1%
Broadcast Co. #3	1.9%
Broadcast Co. #4	1.7%
Broadcast Co. #5	1.5%
Broadcast Co. #6	1.1%
Broadcast Co. #7	0.5%
Broadcast Co. #8	0.4%
Average: All Stations	0.6%

Source: Company reports to Borrell Associates, Nov. 2005

1 We calculated this by dividing a company’s estimated Web revenues for 2005 into its gross broadcast revenues estimated for 2005. All examples are public or private companies operating multiple stations. The average reflects an industry-wide average, not just companies listed.

Web sites had once seemed more of a diversion than an. opportunity. The smell of financial opportunity has caused many broadcasting CFOs to sharpen their pencils. In 2005, online operations finally popped up on the P&L radar screen, contributing more than 1percent of total company revenues for many broadcasters. (See Figure1).While that may seem paltry, online advertising brought in $15 million or more for some of the larger station groups last year and injected some excitement in an otherwise bleak year for local broadcasters.

By year’s end 2005, local broadcast stations had generated an estimated $283 million, twice as much as they did in 2004. Last year’s growth was fueled by two factors:

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3Deloitte Touche Tohmatsu http://www.deloitte.com/dtt/event/0,1008,sid%3D2245&cid%3D113980,00.html

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PROGRAM ANALYSIS

Signet International Holdings

•	Many of the mature TV Web operations stepped up sales efforts, growing their online ad revenues an average of 46 percent.
•	More than 100 stations many of them UPN, WB and Fox affiliates started generating money from their Web sites for the first time.

All the activity has led to a share gain for TV, at least for online advertising. In 2005 TV local Web revenues accounted for a 6 percent share of all locally spent online advertising, a gain of 2 points from 2004.

The gain, though on a relatively small portion of $3.9 billion, is still impressive. Stations grew their Web revenues as fast as newspapers did which is remarkable mainly for the fact that the threat to classified advertising has caused newspapers to maintain an extremely aggressive approach on the Internet.4

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4BORRELL ASSOCIATES INC, Benchmarking the Local Website

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PROGRAM ANALYSIS

Signet International Holdings

The Internet has emerged as an exciting new revenue stream for television shows. Most of the major networks are already streaming their programming in one way or another such as on their own web sites, podcasts, iTunes, cell phones, etc.

Internet ad tie-ins and product integration could spur more ad spending. A lot will depend on the level of distribution. Programming across as many media platforms as possible will add to the value of the programming.

By applying shows to their best possible outlet, the Network has the potential to develop ideas that will turn into something for primetime, cable, home video, syndication, and multiplatform distribution. This way, no matter which way the business goes, they will have a future in it.

One Fifth of Adults Watch TV Out of the House

During the average week, about 43.7 million Americans over the age of 18 - approximately 20 percent of the nation’s adult population - watched TV in unmeasured, out of home locations, according to a Fall 2005 survey, Total TV Audience Monitor.

Recent success stories such as Slamball on TNN and Spend It Fast on women-targeted WE-TV network have proven that there’s lucrative life beyond traditional syndication by embracing multiplatform opportunities.

Distributors of primetime shows are also adopting the strategy, as evidenced by the recent deal between Fox and MTV that lets the cable net air a second run of Fox’s Fastlane.

AOL has launched In2TV Video Service. The service offers vintage shows and short clips supported by online advertising. At launch, the site’s four advertisers are Intel, Kia Motors, Kraft Foods and Hershey. In2TV will feature thousands of shows from sibling Warner Bros., which owns the rights to shows such as “Welcome Back Kotter,” “Kung Fu” and “Eight Is Enough.”

Some networks are trying to turn new media into a sales asset by offering new media opportunities, such as Web video content, in addition to or packaged with TV ads.

NBC’s ground-breaking deal to offer Touchstone-produced Scrubs on iTunes should get TV broadcasters to start thinking about securing multi-platform rights to syndicated shows.

NBC has made a groundbreaking deal to offer Scrubs on iTunes. Scrubs comes out in broadcast syndication this fall. Broadcasters are not particularly worried about studios distributing it through Apple and other digital outlets. Conventional wisdom holds that a pay-per-download model will not affect TV viewing. In fact, most people think that running a show on other platforms only increases its exposure, and thus its ratings and popularity.

CBS had tremendous success with its online offering of the NCAA basketball tournament last month.

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PROGRAM ANALYSIS

Signet International Holdings

THE PROGRAMMING

The programming owned by the Network is diverse in scope and subject matter and will keep viewers locked in on the Network, even during commercial breaks through multiplatform exposure including “portable premieres,” which are sneak previews of shows that can be downloaded to iPods, viewed on cell phones and the internet, and other platforms.

This is a seminal moment in the intersection of content and distribution. Consumers have more choice of content and more choice of the means of distribution to access that content.

We cannot bet on one particular platform emerging as the dominant player, instead the Network will use a media-agnostic philosophy making the programming available nearly everywhere.

A total of 21 elements have been submitted for study. We have broken them down into the following categories:

Kid	Male Oriented
Fairy Tale Detective	Final Tour
History Book	Fire Jumpers
Wilford the Baby Mouse	Gambler, The
Sports Legends Adventure Series

Teen and Young Adult	Family
Career Show, The	Extreme Kids
Extreme Boot Camp	Guilty or Not Guilty
Great American Family Adventure	Young Sports Legends Main Street
Little’s Construction
Nashville Nights	Adult
Pint-Sized Chef	Back To Book Camp
Rocky Mountain High	Jack Fallon, New Orleans P.D. On the Job

Most of the programs examined here could be produced as strips or weeklies and targeted to various demographics.

Values for Multiplatform distribution are only taking into consideration the potential revenue which could be generated through iTunes program downloads. The market is changing daily and research material is scarce.

As mentioned earlier in this report, broadcasters have seen as much as 50% growth in this area in the past year. The missing part of the research is the “starting point” Ñ 50% growth from what? This missing link will make itself known by the end of 2005/2006 season through firms such as

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PROGRAM ANALYSIS

Signet International Holdings

Nielsen5, Forrester Research6, BIA7, Borrell Associates8, etc. who have new divisions dedicated to “pulling” this information.

SOME OF THE TERMS USED IN THIS SECTION

STRIP	A show which airs 5 times a week M-F
WEEKLY	A program which is aired once a week generally on the weekend [occasionally a weekly program may be aired more than once.]
SPECIAL	A program which does not air on a regular basis.
DRAMEDY	A program that incorporates the elements of a comedy as well as a drama.
K	Kids
P	Persons includes adults, kids and teens
A	Adults
W	Women
T	Teens
SPOT	Commercial usually 30:seconds HH Households
SHOW/PROGRAM	The title or name of a particular program or show such as “The Gambler”. Program and Show are used interchangeably.
EPISODE	An installment or chapter of a show. A show may have 26 episodes.
CPM	Cost Per Thousand (Impressions)
GRP	When reach is expressed as a percentage of a target group, then reach x frequency = GRP.
IMPRESSIONS	The number of advertising exposures, i.e. the number of different people exposed to advertising times the average number of occasions on which they are exposed.
REACH	The number of different people exposed to a spot
FREQUENCY	The number of occasions on which the target audience is exposed to a spot
RATE CARD	The advertised rate [asking price] for a :30 sec. spot

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5http://www.nielsenmedia.com

6http://www.forrester.com

7http://www.bia.com

8http://www.borrellassociates.com

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PROGRAM ANALYSIS

Signet International Holdings

KID

Animation [and more recently animation combined with live-action] has become a mainstay in the television arena as evidenced by shows like The Simpsons and Southpark. It has an appeal to all ages and doesn’t show its age as much as live action shows such as New Zoo Revue with it bell bottomed hosts. To say animation has legs is an understatement consider that The Simpsons, which began in 1987, and Bugs Bunny [created in 1940] are still around.

Kid buys vary by season. Huge buys are made in Q4 while the rest of the year is hit or miss.

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PROGRAM ANALYSIS
Signet International Holdings

FAIRY TALE DETECTIVE, THE

A Columbo-Mickey Spillane type figure works in the Fairy Tale World to solve crimes involving famous fairy tale characters in episodes such as "The Case of the Poisonous Apple" and "The Mystery of the Beanstalk Giant Killer".

STRIP / WEEKLY	HALF-HOUR	M-F 3P/5P SAT 6A/12N

Projected Demographics	Demo Rating Projected
K2-11	1.25

#Episodes	Runs P/Week	Runs P/Episode	Total Episodic Runs
65	11	8.8	572

Spots Within Each Episode	Spots at 80% Sold	CPM	Rate Card Per Spot	Estimated Average Demographic HH Delivery Per Run
14	11.2	$17	$1,282	8,572.7375

Gross P/Episode	Gross P/Run	Gross P/Week	Gross P/Month	Gross P/Year
$14,364	$1,632	$17,955	$77,804	$933,647

Formulas assuming 685,819 potential HH's:

GROSS REVENUE PER EPISODE
Total Runs Per Episode (8.8) x Gross Revenue Per Episodic Run (1632.24922) = (14363.7931)

GROSS REVENUE PER EPISODIC RUN
CPM(17) x Estimated Delivery In Thousands (8.5727375) x 80% Sold (11.2) = Gross P/Run (1632.24922)

GROSS REVENUE PER WEEK
Gross Revenue Per Year (933646.554) / 52 [weeks in a year) = Gross Revenue Per Week (17954.7414)

GROSS REVENUE PER MONTH
Gross Revenue Per Year (933646.554) / 12 [months in a year) = Gross Revenue Per Month (77803.8795)

GROSS PER YEAR
Total Episodic Runs (572) x Gross Revenue Per Episodic Run (1632.24922 = Gross Per Year (933646.554)

RUNS PER EPISODE
Runs Per Week (11) x 52 (Weeks) / Number Of Episodes (65) = Runs Per Episode (8.8)

TOTAL EPISODIC RUNS
Runs Per Episode (8.8) x Number Of Episodes (65) = Total Episodic Runs (572)

SPOTS AT 80% SOLD
(Spots Within Episode (14) / 100) x 80 = 11.2

ESTIMATED DELIVERY
(HH Base (685819)/100)*Rating Projected (1.25)=8572.7375

RUNS PER EPISODE
(Runs Per Week (11)*52)/No. Episodes (65)=8.8

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PROGRAM ANALYSIS
Signet International Holdings

HISTORY BOOK

Two brothers discover a magical pop-up book in their grandfather's attic that magically transports them through time for many adventures.

WEEKLY / STRIP	HALF-HOUR		M-F 3P/5P SAT 6A/12N	
	Projected Demographics		**Demo Rating Projected**	
	K2-11		1.25	
#Episodes	**Runs P/Week**	**Runs P/Episode**	**Total Episodic Runs**	
65	11	8.8	572	
Spots Within Each Episode	**Spots at 80% Sold**	**CPM**	**Rate Card Per Spot**	**Estimated Average Demographic HH Delivery Per Run**
14	11.2	$17	$1,282	8,572.7375
Gross P/Episode	**Gross P/Run**	**Gross P/Week**	**Gross P/Month**	**Gross P/Year**
$14,364	$1,632	$17,955	$77,804	$933,647

Formulas assuming 685,819 potential HH's:

GROSS REVENUE PER EPISODE
Total Runs Per Episode (8.8) x Gross Revenue Per Episodic Run (1632.24922) = (14363.7931)

GROSS REVENUE PER EPISODIC RUN
CPM(17) x Estimated Delivery In Thousands (8.5727375) x 80% Sold (11.2) = Gross P/Run (1632.24922)

GROSS REVENUE PER WEEK
Gross Revenue Per Year (933646.554) / 52 [weeks in a year) = Gross Revenue Per Week (17954.7414)

GROSS REVENUE PER MONTH
Gross Revenue Per Year (933646.554) / 12 [months in a year) = Gross Revenue Per Month (77803.8795)

GROSS PER YEAR
Total Episodic Runs (572) x Gross Revenue Per Episodic Run (1632.24922 = Gross Per Year (933646.554)

RUNS PER EPISODE
Runs Per Week (11) x 52 (Weeks) / Number Of Episodes (65) = Runs Per Episode (8.8)

TOTAL EPISODIC RUNS
Runs Per Episode (8.8) x Number Of Episodes (65) = Total Episodic Runs (572)

SPOTS AT 80% SOLD
(Spots Within Episode (14) / 100) x 80 = 11.2

ESTIMATED DELIVERY
(HH Base (685819)/100)*Rating Projected (1.25)=8572.7375

RUNS PER EPISODE
(Runs Per Week (11)*52)/No. Episodes (65)=8.8

Prepared by: HJP/Showplace Broadcasting, Inc. Chicago

PROGRAM ANALYSIS

Signet International Holdings

WILFORD THE BABY MOUSE

The misadventures of a curious mouse when his family moves from the country to the big city.

STRIP	HALF-HOUR	M-F 6A/11A, M-F 3P/5P, SAT-SUN 6A/12N

Projected Demographics	Demo Rating Projected
K2-11	0.8

#Episodes	Runs P/Week	Runs P/Episode	Total Episodic Runs
65	11	8.8	572

Spots Within Each Episode	Spots at 80% Sold	CPM	Rate Card Per Spot	Estimated Average Demographic HH Delivery Per Run
14	11.2	$17	$821	5,486.552

Gross P/Episode	Gross P/Run	Gross P/Week	Gross P/Month	Gross P/Year
$9,193	$1,045	$11,491	$49,794	$597,534

Formulas assuming 685,819 potential HH's:

GROSS REVENUE PER EPISODE
Total Runs Per Episode (8.8) x Gross Revenue Per Episodic Run (1044.6395) = (9192.82761)

GROSS REVENUE PER EPISODIC RUN
CPM(17) x Estimated Delivery In Thousands (5.486552) x 80% Sold (11.2) = Gross P/Run (1044.6395)

GROSS REVENUE PER WEEK
Gross Revenue Per Year (597533.794) / 52 [weeks in a year) = Gross Revenue Per Week (11491.0345)

GROSS REVENUE PER MONTH
Gross Revenue Per Year (597533.794) / 12 [months in a year) = Gross Revenue Per Month (49794.4829)

GROSS PER YEAR
Total Episodic Runs (572) x Gross Revenue Per Episodic Run (1044.6395 = Gross Per Year (597533.794)

RUNS PER EPISODE
Runs Per Week (11) x 52 (Weeks) / Number Of Episodes (65) = Runs Per Episode (8.8)

TOTAL EPISODIC RUNS
Runs Per Episode (8.8) x Number Of Episodes (65) = Total Episodic Runs (572)

SPOTS AT 80% SOLD
(Spots Within Episode (14) / 100) x 80 = 11.2

ESTIMATED DELIVERY
(HH Base (685819)/100)*Rating Projected (.8)=5486.552

RUNS PER EPISODE
(Runs Per Week (11)*52)/No. Episodes (65)=8.8

Prepared by: HJP/Showplace Broadcasting, Inc. Chicago

PROGRAM ANALYSIS

Signet International Holdings

TEEN

Teens are an ideal target group. They’re spending machines, accounting for a healthy $170 billion funneled into the economy each year. About 68 percent of teens ages 12 to 15 say they go to TV Web sites to find out more about a show’s characters, according to The Taylor Group, a Portsmouth, NH, firm that researches the youth market. Almost two-thirds (64 percent) of the 12- to 15-year-olds play online games related to TV shows, and slightly more than half (55 percent) check out what’s going to happen in upcoming episodes.

Prepared by: HJP/Showplace Broadcasting, Inc. Chicago

Prepared by: HJP/Showplace Broadcasting, Inc. Chicago

PROGRAM ANALYSIS

Signet International Holdings

EXTREME BOOT CAMP

Boot camp for at-risk juveniles run by former Army and Marine drill instructors.

WEEKLY	HALF-HOUR		SUN 7P/11P
Projected Demographics			**Demo Rating Projected**
K6-11, T, W12-24, W18-49			2.6

#Episodes	**Runs P/Week**	**Runs P/Episode**	**Total Episodic Runs**
26	1	2	52

Spots Within Each Episode	**Spots at 80% Sold**	**CPM**	**Rate Card Per Spot**	**Estimated Average Demographic HH Delivery Per Run**
14	11.2	$36	$1,284	17,831.294

Gross P/Episode	**Gross P/Run**	**Gross P/Week**	**Gross P/Month**	**Gross P/Year**
$14,379	$7,190	$7,190	$31,155	$373,858

Formulas assuming 685,819 potential HH's:

GROSS REVENUE PER EPISODE
Total Runs Per Episode (2) x Gross Revenue Per Episodic Run (7189.57774) = (14379.1555)

GROSS REVENUE PER EPISODIC RUN
CPM(36) x Estimated Delivery In Thousands (17.831294) x 80% Sold (11.2) = Gross P/Run (7189.57774)

GROSS REVENUE PER WEEK
Gross Revenue Per Year (373858.043) / 52 [weeks in a year) = Gross Revenue Per Week (7189.57774)

GROSS REVENUE PER MONTH
Gross Revenue Per Year (373858.043) / 12 [months in a year) = Gross Revenue Per Month (31154.8369)

GROSS PER YEAR
Total Episodic Runs (52) x Gross Revenue Per Episodic Run (7189.57774 = Gross Per Year (373858.043)

RUNS PER EPISODE
Runs Per Week (1) x 52 (Weeks) / Number Of Episodes (26) = Runs Per Episode (2)

TOTAL EPISODIC RUNS
Runs Per Episode (2) x Number Of Episodes (26) = Total Episodic Runs (52)

SPOTS AT 80% SOLD
(Spots Within Episode (14) / 100) x 80 = 11.2

ESTIMATED DELIVERY
(HH Base (685819)/100)*Rating Projected (2.6)=17831.294

RUNS PER EPISODE
(Runs Per Week (1)*52)/No. Episodes (26)=2

Prepared by: HJP/Showplace Broadcasting, Inc. Chicago

PROGRAM ANALYSIS

Signet International Holdings

GREAT AMERICAN FAMILY ADVENTURE

A family travels around the country in a motor home discovering America's lost treasures.

W	HALF-HOUR		SAT 8P/11P	
Projected Demographics			Demo Rating Projected	
K2-11, T, W12-24			2.8	

#Episodes	Runs P/Week	Runs P/Episode	Total Episodic Runs
26	1	2	52

Spots Within Each Episode	Spots at 80% Sold	CPM	Rate Card Per Spot	Estimated Average Demographic HH Delivery Per Run
14	11.2	$36	$1,383	19,202.932

Gross P/Episode	Gross P/Run	Gross P/Week	Gross P/Month	Gross P/Year
$15,485	$7,743	$7,743	$33,551	$402,616

Formulas assuming 685,819 potential HH's:

GROSS REVENUE PER EPISODE
Total Runs Per Episode (2) x Gross Revenue Per Episodic Run (7742.62218) = (15485.2444)

GROSS REVENUE PER EPISODIC RUN
CPM(36) x Estimated Delivery In Thousands (19.202932) x 80% Sold (11.2) = Gross P/Run (7742.62218)

GROSS REVENUE PER WEEK
Gross Revenue Per Year (402616.353) / 52 [weeks in a year) = Gross Revenue Per Week (7742.62218)

GROSS REVENUE PER MONTH
Gross Revenue Per Year (402616.353) / 12 [months in a year) = Gross Revenue Per Month (33551.3628)

GROSS PER YEAR
Total Episodic Runs (52) x Gross Revenue Per Episodic Run (7742.62218 = Gross Per Year (402616.353)

RUNS PER EPISODE
Runs Per Week (1) x 52 (Weeks) / Number Of Episodes (26) = Runs Per Episode (2)

TOTAL EPISODIC RUNS
Runs Per Episode (2) x Number Of Episodes (26) = Total Episodic Runs (52)

SPOTS AT 80% SOLD
(Spots Within Episode (14) / 100) x 80 = 11.2

ESTIMATED DELIVERY
(HH Base (685819)/100)*Rating Projected (2.8)=19202.932

RUNS PER EPISODE
(Runs Per Week (1)*52)/No. Episodes (26)=2

Prepared by: HJP/Showplace Broadcasting, Inc. Chicago

PROGRAM ANALYSIS
Signet International Holdings

LITTLE'S CONSTRUCTION

A group of aspiring young do it yourselfers' work on projects inspired by children and guided by a hip young construction dude or dudette.

STRIP / WEEKLY	HALF-HOUR			M-F 3P/5P SAT 6A/12N
Projected Demographics				**Demo Rating Projected**
K2-11, T				1.25
#Episodes	**Runs P/Week**		**Runs P/Episode**	**Total Episodic Runs**
65	11		8.8	572
Spots Within Each Episode	**Spots at 80% Sold**	**CPM**	**Rate Card Per Spot**	**Estimated Average Demographic HH Delivery Per Run**
14	11.2	$17	$1,282	8,572.7375

Gross P/Episode	**Gross P/Run**	**Gross P/Week**	**Gross P/Month**	**Gross P/Year**
$14,364	$1,632	$17,955	$77,804	$933,647

Formulas assuming 685,819 potential HH's:
GROSS REVENUE PER EPISODE
Total Runs Per Episode (8.8) x Gross Revenue Per Episodic Run (1632.24922) = (14363.7931)

GROSS REVENUE PER EPISODIC RUN
CPM(17) x Estimated Delivery In Thousands (8.5727375) x 80% Sold (11.2) = Gross P/Run (1632.24922)

GROSS REVENUE PER WEEK
Gross Revenue Per Year (933646.554) / 52 [weeks in a year) = Gross Revenue Per Week (17954.7414)

GROSS REVENUE PER MONTH
Gross Revenue Per Year (933646.554) / 12 [months in a year) = Gross Revenue Per Month (77803.8795)

GROSS PER YEAR
Total Episodic Runs (572) x Gross Revenue Per Episodic Run (1632.24922 = Gross Per Year (933646.554)

RUNS PER EPISODE
Runs Per Week (11) x 52 (Weeks) / Number Of Episodes (65) = Runs Per Episode (8.8)

TOTAL EPISODIC RUNS
Runs Per Episode (8.8) x Number Of Episodes (65) = Total Episodic Runs (572)

SPOTS AT 80% SOLD
(Spots Within Episode (14) / 100) x 80 = 11.2

ESTIMATED DELIVERY
(HH Base (685819)/100)*Rating Projected (1.25)=8572.7375

RUNS PER EPISODE
(Runs Per Week (11)*52)/No. Episodes (65)=8.8

Prepared by: HJP/Showplace Broadcasting, Inc. Chicago

PROGRAM ANALYSIS
Signet International Holdings

MAIN STREET

Former city cop moves to quaint small town in New England to take over as a Police Chief. Town citizens include some eccentric characters.

W	HALF-HOUR		M-F 8P/11P	
Projected Demographics			**Demo Rating Projected**	
T, A12-24, A18-49			2.5	
#Episodes	**Runs P/Week**	**Runs P/Episode**	**Total Episodic Runs**	
26	1	2	52	

Spots Within Each Episode	**Spots at 80% Sold**	**CPM**	**Rate Card Per Spot**	**Estimated Average Demographic HH Delivery Per Run**
14	11.2	$36	$1,234	17,145.475

Gross P/Episode	**Gross P/Run**	**Gross P/Week**	**Gross P/Month**	**Gross P/Year**
$13,826	$6,913	$6,913	$29,957	$359,479

Formulas assuming 685,819 potential HH's:
GROSS REVENUE PER EPISODE
Total Runs Per Episode (2) x Gross Revenue Per Episodic Run (6913.05552) = (13826.111)

GROSS REVENUE PER EPISODIC RUN
CPM(36) x Estimated Delivery In Thousands (17.145475) x 80% Sold (11.2) = Gross P/Run (6913.05552)

GROSS REVENUE PER WEEK
Gross Revenue Per Year (359478.887) / 52 [weeks in a year) = Gross Revenue Per Week (6913.05552)

GROSS REVENUE PER MONTH
Gross Revenue Per Year (359478.887) / 12 [months in a year) = Gross Revenue Per Month (29956.5739)

GROSS PER YEAR
Total Episodic Runs (52) x Gross Revenue Per Episodic Run (6913.05552 = Gross Per Year (359478.887)

RUNS PER EPISODE
Runs Per Week (1) x 52 (Weeks) / Number Of Episodes (26) = Runs Per Episode (2)

TOTAL EPISODIC RUNS
Runs Per Episode (2) x Number Of Episodes (26) = Total Episodic Runs (52)

SPOTS AT 80% SOLD
(Spots Within Episode (14) / 100) x 80 = 11.2

ESTIMATED DELIVERY
(HH Base (685819)/100)*Rating Projected (2.5)=17145.475

RUNS PER EPISODE
(Runs Per Week (1)*52)/No. Episodes (26)=2

Prepared by: HJP/Showplace Broadcasting, Inc. Chicago

PROGRAM ANALYSIS

Signet International Holdings

NASHVILLE NIGHTS

Follows a young musician's rise to the top while incorporating biographies of major recording stars.

WEEKLY	HALF-HOUR	FRI-SAT 8P/11P

Projected Demographics	Demo Rating Projected
K6-11, T, A12-24	3

#Episodes	Runs P/Week	Runs P/Episode	Total Episodic Runs
26	1	2	52

Spots Within Each Episode	Spots at 80% Sold	CPM	Rate Card Per Spot	Estimated Average Demographic HH Delivery Per Run
14	11.2	$36	$1,481	20,574.57

Gross P/Episode	Gross P/Run	Gross P/Week	Gross P/Month	Gross P/Year
$16,591	$8,296	$8,296	$35,948	$431,375

Formulas assuming 685,819 potential HH's:

GROSS REVENUE PER EPISODE
Total Runs Per Episode (2) x Gross Revenue Per Episodic Run (8295.66662) = (16591.3332)

GROSS REVENUE PER EPISODIC RUN
CPM(36) x Estimated Delivery In Thousands (20.57457) x 80% Sold (11.2) = Gross P/Run (8295.66662)

GROSS REVENUE PER WEEK
Gross Revenue Per Year (431374.664) / 52 [weeks in a year) = Gross Revenue Per Week (8295.66662)

GROSS REVENUE PER MONTH
Gross Revenue Per Year (431374.664) / 12 [months in a year) = Gross Revenue Per Month (35947.8887)

GROSS PER YEAR
Total Episodic Runs (52) x Gross Revenue Per Episodic Run (8295.66662 = Gross Per Year (431374.664)

RUNS PER EPISODE
Runs Per Week (1) x 52 (Weeks) / Number Of Episodes (26) = Runs Per Episode (2)

TOTAL EPISODIC RUNS
Runs Per Episode (2) x Number Of Episodes (26) = Total Episodic Runs (52)

SPOTS AT 80% SOLD
(Spots Within Episode (14) / 100) x 80 = 11.2

ESTIMATED DELIVERY
(HH Base (685819)/100)*Rating Projected (3)=20574.57

RUNS PER EPISODE
(Runs Per Week (1)*52)/No. Episodes (26)=2

Prepared by: HJP/Showplace Broadcasting, Inc. Chicago

PROGRAM ANALYSIS
Signet International Holdings

PINT-SIZED CHEF

A young aspiring chef teams up with a well-known chef to present a weekly cooking show. Focuses on nutrition and healthy eating.

W	HALF-HOUR	SAT-SUN 6A/12N

Projected Demographics	Demo Rating Projected
K2-11, T, W12-24	2.25

#Episodes	Runs P/Week	Runs P/Episode	Total Episodic Runs
26	1	2	52

Spots Within Each Episode	Spots at 80% Sold	CPM	Rate Card Per Spot	Estimated Average Demographic HH Delivery Per Run
14	11.2	$17	$525	?

Gross P/Episode	Gross P/Run	Gross P/Week	Gross P/Month	Gross P/Year
$5,876	$2,938	$2,938	$12,732	$152,779

Formulas assuming 685,819 potential HH's:

GROSS REVENUE PER EPISODE
Total Runs Per Episode (2) x Gross Revenue Per Episodic Run (2938.0486) = (5876.09719)

GROSS REVENUE PER EPISODIC RUN
CPM(17) x Estimated Delivery In Thousands (15.4309275) x 80% Sold (11.2) = Gross P/Run (2938.0486)

GROSS REVENUE PER WEEK
Gross Revenue Per Year (152778.527) / 52 [weeks in a year) = Gross Revenue Per Week (2938.0486)

GROSS REVENUE PER MONTH
Gross Revenue Per Year (152778.527) / 12 [months in a year) = Gross Revenue Per Month (12731.5439)

GROSS PER YEAR
Total Episodic Runs (52) x Gross Revenue Per Episodic Run (2938.0486 = Gross Per Year (152778.527)

RUNS PER EPISODE
Runs Per Week (1) x 52 (Weeks) / Number Of Episodes (26) = Runs Per Episode (2)

TOTAL EPISODIC RUNS
Runs Per Episode (2) x Number Of Episodes (26) = Total Episodic Runs (52)

SPOTS AT 80% SOLD
(Spots Within Episode (14) / 100) x 80 = 11.2

ESTIMATED DELIVERY
(HH Base (685819)/100)*Rating Projected (2.25)=15430.9275

RUNS PER EPISODE
(Runs Per Week (1)*52)/No. Episodes (26)=2

Prepared by: HJP/Showplace Broadcasting, Inc. Chicago

PROGRAM ANALYSIS

Signet International Holdings

ROCKY MOUNTAIN HIGH

Based on the lives of teens in a high school in a Rocky Mountain ski resort.

WEEKLY	HALF-HOUR		SAT-SUN 5P/8P	
Projected Demographics			**Demo Rating Projected**	
P12-34			2.2	
#Episodes	**Runs P/Week**	**Runs P/Episode**	**Total Episodic Runs**	
26	1	2	52	
Spots Within Each Episode	**Spots at 80% Sold**	**CPM**	**Rate Card Per Spot**	**Estimated Average Demographic HH Delivery Per Run**
14	11.2	$17	$513	15,088.018
Gross P/Episode	**Gross P/Run**	**Gross P/Week**	**Gross P/Month**	**Gross P/Year**
$5,746	$2,873	$2,873	$12,449	$149,383

Formulas assuming 685,819 potential HH's:

GROSS REVENUE PER EPISODE
Total Runs Per Episode (2) x Gross Revenue Per Episodic Run (2872.75863) = (5745.51725)

GROSS REVENUE PER EPISODIC RUN
CPM(17) x Estimated Delivery In Thousands (15.088018) x 80% Sold (11.2) = Gross P/Run (2872.75863)

GROSS REVENUE PER WEEK
Gross Revenue Per Year (149383.449) / 52 [weeks in a year) = Gross Revenue Per Week (2872.75863)

GROSS REVENUE PER MONTH
Gross Revenue Per Year (149383.449) / 12 [months in a year) = Gross Revenue Per Month (12448.6207)

GROSS PER YEAR
Total Episodic Runs (52) x Gross Revenue Per Episodic Run (2872.75863 = Gross Per Year (149383.449)

RUNS PER EPISODE
Runs Per Week (1) x 52 (Weeks) / Number Of Episodes (26) = Runs Per Episode (2)

TOTAL EPISODIC RUNS
Runs Per Episode (2) x Number Of Episodes (26) = Total Episodic Runs (52)

SPOTS AT 80% SOLD
(Spots Within Episode (14) / 100) x 80 = 11.2

ESTIMATED DELIVERY
(HH Base (685819)/100)*Rating Projected (2.2)=15088.018

RUNS PER EPISODE
(Runs Per Week (1)*52)/No. Episodes (26)=2

Prepared by: HJP/Showplace Broadcasting, Inc. Chicago

PROGRAM ANALYSIS

Signet International Holdings

MALE ORIENTED

Prepared by: HJP/Showplace Broadcasting, Inc. Chicago

PROGRAM ANALYSIS

Signet International Holdings

FINAL TOUR

Ex-New York detective [guardian angel) is assigned to task of helping a distraught attorney fix his life.

WEEKLY	HALF-HOUR	M-SAT 8P/11

Projected Demographics	Demo Rating Projected
M18-34, M25-54, M50+	2

#Episodes	Runs P/Week	Runs P/Episode	Total Episodic Runs
26	1	2	52

Spots Within Each Episode	Spots at 80% Sold	CPM	Rate Card Per Spot	Estimated Average Demographic HH Delivery Per Run
14	11.2	$36	$988	13,716.38

Gross P/Episode	Gross P/Run	Gross P/Week	Gross P/Month	Gross P/Year
$11,061	$5,530	$5,530	$23,965	$287,583

Formulas assuming 685,819 potential HH's:

GROSS REVENUE PER EPISODE
Total Runs Per Episode (2) x Gross Revenue Per Episodic Run (5530.44442) = (11060.8888)

GROSS REVENUE PER EPISODIC RUN
CPM(36) x Estimated Delivery In Thousands (13.71638) x 80% Sold (11.2) = Gross P/Run (5530.44442)

GROSS REVENUE PER WEEK
Gross Revenue Per Year (287583.11) / 52 [weeks in a year) = Gross Revenue Per Week (5530.44442)

GROSS REVENUE PER MONTH
Gross Revenue Per Year (287583.11) / 12 [months in a year) = Gross Revenue Per Month (23965.2591)

GROSS PER YEAR
Total Episodic Runs (52) x Gross Revenue Per Episodic Run (5530.44442 = Gross Per Year (287583.11)

RUNS PER EPISODE
Runs Per Week (1) x 52 (Weeks) / Number Of Episodes (26) = Runs Per Episode (2)

TOTAL EPISODIC RUNS
Runs Per Episode (2) x Number Of Episodes (26) = Total Episodic Runs (52)

SPOTS AT 80% SOLD
(Spots Within Episode (14) / 100) x 80 = 11.2

ESTIMATED DELIVERY
(HH Base (685819)/100)*Rating Projected (2)=13716.38

RUNS PER EPISODE
(Runs Per Week (1)*52)/No. Episodes (26)=2

Prepared by: HJP/Showplace Broadcasting, Inc. Chicago

PROGRAM ANALYSIS

Signet International Holdings

FIRE JUMPERS

Follows the adventures and hardships of fire jumpers in the Rocky Mountains.

WEEKLY	HALF-HOUR		SUN 7P/11P
Projected Demographics			Demo Rating Projected
T, M18-49, M50+			1.8
#Episodes	Runs P/Week	Runs P/Episode	Total Episodic Runs
26	1	2	52

Spots Within Each Episode	Spots at 80% Sold	CPM	Rate Card Per Spot	Estimated Average Demographic HH Delivery Per Run
14	11.2	$36	$889	12,344.742

Gross P/Episode	Gross P/Run	Gross P/Week	Gross P/Month	Gross P/Year
$9,955	$4,977	$4,977	$21,569	$258,825

Formulas assuming 685,819 potential HH's:

GROSS REVENUE PER EPISODE
Total Runs Per Episode (2) x Gross Revenue Per Episodic Run (4977.39997) = (9954.79995)

GROSS REVENUE PER EPISODIC RUN
CPM(36) x Estimated Delivery In Thousands (12.344742) x 80% Sold (11.2) = Gross P/Run (4977.39997)

GROSS REVENUE PER WEEK
Gross Revenue Per Year (258824.799) / 52 [weeks in a year) = Gross Revenue Per Week (4977.39997)

GROSS REVENUE PER MONTH
Gross Revenue Per Year (258824.799) / 12 [months in a year) = Gross Revenue Per Month (21568.7332)

GROSS PER YEAR
Total Episodic Runs (52) x Gross Revenue Per Episodic Run (4977.39997 = Gross Per Year (258824.799)

RUNS PER EPISODE
Runs Per Week (1) x 52 (Weeks) / Number Of Episodes (26) = Runs Per Episode (2)

TOTAL EPISODIC RUNS
Runs Per Episode (2) x Number Of Episodes (26) = Total Episodic Runs (52)

SPOTS AT 80% SOLD
(Spots Within Episode (14) / 100) x 80 = 11.2

ESTIMATED DELIVERY
(HH Base (685819)/100)*Rating Projected (1.8)=12344.742

RUNS PER EPISODE
(Runs Per Week (1)*52)/No. Episodes (26)=2

Prepared by: HJP/Showplace Broadcasting, Inc. Chicago

PROGRAM ANALYSIS

Signet International Holdings

Prepared by: HJP/Showplace Broadcasting, Inc. Chicago

PROGRAM ANALYSIS
Signet International Holdings

SPORTS LEGENDS ADVENTURE SERIES

Famous sports figures pick their most beloved outdoor adventures and along with their host, live out the reality of the adventure such as salmon fishing in the Pacific NW with a famous baseball player.

WEEKLY	HALF-HOUR		SAT-SUN 6A/12N	
Projected Demographics			**Demo Rating Projected**	
T, M18-34, M18-49			2.5	
#Episodes	**Runs P/Week**	**Runs P/Episode**	**Total Episodic Runs**	
26	1	2	52	

Spots Within Each Episode	Spots at 80% Sold	CPM	Rate Card Per Spot	Estimated Average Demographic HH Delivery Per Run
14	11.2	$17	$583	17,145.475

Gross P/Episode	Gross P/Run	Gross P/Week	Gross P/Month	Gross P/Year
$6,529	$3,264	$3,264	$14,146	$169,754

Formulas assuming 685,819 potential HH's:

GROSS REVENUE PER EPISODE
Total Runs Per Episode (2) x Gross Revenue Per Episodic Run (3264.49844) = (6528.99688)

GROSS REVENUE PER EPISODIC RUN
CPM(17) x Estimated Delivery In Thousands (17.145475) x 80% Sold (11.2) = Gross P/Run (3264.49844)

GROSS REVENUE PER WEEK
Gross Revenue Per Year (169753.919) / 52 [weeks in a year) = Gross Revenue Per Week (3264.49844)

GROSS REVENUE PER MONTH
Gross Revenue Per Year (169753.919) / 12 [months in a year) = Gross Revenue Per Month (14146.1599)

GROSS PER YEAR
Total Episodic Runs (52) x Gross Revenue Per Episodic Run (3264.49844 = Gross Per Year (169753.919)

RUNS PER EPISODE
Runs Per Week (1) x 52 (Weeks) / Number Of Episodes (26) = Runs Per Episode (2)

TOTAL EPISODIC RUNS
Runs Per Episode (2) x Number Of Episodes (26) = Total Episodic Runs (52)

SPOTS AT 80% SOLD
(Spots Within Episode (14) / 100) x 80 = 11.2

ESTIMATED DELIVERY
(HH Base (685819)/100)*Rating Projected (2.5)=17145.475

RUNS PER EPISODE
(Runs Per Week (1)*52)/No. Episodes (26)=2

Prepared by: HJP/Showplace Broadcasting, Inc. Chicago

PROGRAM ANALYSIS

Signet International Holdings

FAMILY

Prepared by: HJP/Showplace Broadcasting, Inc. Chicago

PROGRAM ANALYSIS

Signet International Holdings

Prepared by: HJP/Showplace Broadcasting, Inc. Chicago

PROGRAM ANALYSIS
Signet International Holdings

EXTREME KIDS

An exposé on children who have overcome extreme disabilities and/or achieved great feats. Same audience as "Extreme Makeover: Home Edition" ABC dominated Sunday's prime time in the demographic prized by advertisers. The network averaged a 7.5 rating/18 share on the night among 18- to 49-year-old viewers. [http://www.tv.com/extreme-makeover-home-edition/show/23066/news.html]

WEEKLY	HALF-HOUR	M-SAT 8P/11P, SUN 7P/11P

Projected Demographics	Demo Rating Projected
T, A18-49	2.5

#Episodes	Runs P/Week	Runs P/Episode	Total Episodic Runs
26	1	2	52

Spots Within Each Episode	Spots at 80% Sold	CPM	Rate Card Per Spot	Estimated Average Demographic HH Delivery Per Run
14	11.2	$36	$1,234	17,145.475

Gross P/Episode	Gross P/Run	Gross P/Week	Gross P/Month	Gross P/Year
$13,826	$6,913	$6,913	$29,957	$359,479

Formulas assuming 685,819 potential HH's:

GROSS REVENUE PER EPISODE
Total Runs Per Episode (2) x Gross Revenue Per Episodic Run (6913.05552) = (13826.111)

GROSS REVENUE PER EPISODIC RUN
CPM(36) x Estimated Delivery In Thousands (17.145475) x 80% Sold (11.2) = Gross P/Run (6913.05552)

GROSS REVENUE PER WEEK
Gross Revenue Per Year (359478.887) / 52 [weeks in a year) = Gross Revenue Per Week (6913.05552)

GROSS REVENUE PER MONTH
Gross Revenue Per Year (359478.887) / 12 [months in a year) = Gross Revenue Per Month (29956.5739)

GROSS PER YEAR
Total Episodic Runs (52) x Gross Revenue Per Episodic Run (6913.05552 = Gross Per Year (359478.887)

RUNS PER EPISODE
Runs Per Week (1) x 52 (Weeks) / Number Of Episodes (26) = Runs Per Episode (2)

TOTAL EPISODIC RUNS
Runs Per Episode (2) x Number Of Episodes (26) = Total Episodic Runs (52)

SPOTS AT 80% SOLD
(Spots Within Episode (14) / 100) x 80 = 11.2

ESTIMATED DELIVERY
(HH Base (685819)/100)*Rating Projected (2.5)=17145.475

RUNS PER EPISODE
(Runs Per Week (1)*52)/No. Episodes (26)=2

Prepared by: HJP/Showplace Broadcasting, Inc. Chicago

PROGRAM ANALYSIS

Signet International Holdings

Prepared by: HJP/Showplace Broadcasting, Inc. Chicago

PROGRAM ANALYSIS
Signet International Holdings

GUILTY OR NOT GUILTY

The audience and a panel of Ivy League law students watch taped interviews conducted in jail with convicted persons and a produced re enactment of the crime. The audience and viewers at home vote on whether they think the inmate is Guilty or Not Guilty based on the law students presentations. Cases are taken from public records.

WEEKLY / STRIP	1-HOUR	M-SAT 8P/11P, SUN 7P/11P

Projected Demographics	Demo Rating Projected
T, K2-11, A18-34, A18-49	2.75

#Episodes	Runs P/Week	Runs P/Episode	Total Episodic Runs
120	6	2.6	312

Spots Within Each Episode	Spots at 80% Sold	CPM	Rate Card Per Spot	Estimated Average Demographic HH Delivery Per Run
28	22.4	$36	$1,765	?

Gross P/Episode	Gross P/Run	Gross P/Week	Gross P/Month	Gross P/Year
$39,543	$15,209	$91,252	$395,427	$4,745,121

Formulas assuming 685,819 potential HH's:

GROSS REVENUE PER EPISODE
Total Runs Per Episode (2.6) x Gross Revenue Per Episodic Run (15208.7221) = (39542.6776)

GROSS REVENUE PER EPISODIC RUN
CPM(36) x Estimated Delivery In Thousands (18.8600225) x 80% Sold (22.4) = Gross P/Run (15208.7221)

GROSS REVENUE PER WEEK
Gross Revenue Per Year (4745121.31) / 52 [weeks in a year) = Gross Revenue Per Week (91252.3329)

GROSS REVENUE PER MONTH
Gross Revenue Per Year (4745121.31) / 12 [months in a year) = Gross Revenue Per Month (395426.776)

GROSS PER YEAR
Total Episodic Runs (312) x Gross Revenue Per Episodic Run (15208.7221 = Gross Per Year (4745121.31)

RUNS PER EPISODE
Runs Per Week (6) x 52 (Weeks) / Number Of Episodes (120) = Runs Per Episode (2.6)

TOTAL EPISODIC RUNS
Runs Per Episode (2.6) x Number Of Episodes (120) = Total Episodic Runs (312)

SPOTS AT 80% SOLD
(Spots Within Episode (28) / 100) x 80 = 22.4

ESTIMATED DELIVERY
(HH Base (685819)/100)*Rating Projected (2.75)=18860.0225

RUNS PER EPISODE
(Runs Per Week (6)*52)/No. Episodes (120)=2.6

Prepared by: HJP/Showplace Broadcasting, Inc. Chicago

PROGRAM ANALYSIS

Signet International Holdings

Prepared by: HJP/Showplace Broadcasting, Inc. Chicago

PROGRAM ANALYSIS
Signet International Holdings

YOUNG SPORTS LEGENDS

Hall of Fame Sports Legends take the audience and a lucky child back to their hometowns to visit the schools, fields, tracks, and courts that they frequented as a child.

WEEKLY	HALF-HOUR	MON-SAT 8P/11, SAT-SUN 6A/12N

Projected Demographics	Demo Rating Projected
A18-49	2.4

#Episodes	Runs P/Week	Runs P/Episode	Total Episodic Runs
26	2	4	104

Spots Within Each Episode	Spots at 80% Sold	CPM	Rate Card Per Spot	Estimated Average Demographic HH Delivery Per Run
14	11.2	$36	$2,370	16,459.656

Gross P/Episode	Gross P/Run	Gross P/Week	Gross P/Month	Gross P/Year
$26,546	$6,637	$13,273	$57,517	$690,199

Formulas assuming 685,819 potential HH's:

GROSS REVENUE PER EPISODE
Total Runs Per Episode (4) x Gross Revenue Per Episodic Run (6636.5333) = (26546.1332)

GROSS REVENUE PER EPISODIC RUN
CPM(36) x Estimated Delivery In Thousands (16.459656) x 80% Sold (11.2) = Gross P/Run (6636.5333)

GROSS REVENUE PER WEEK
Gross Revenue Per Year (690199.463) / 52 [weeks in a year) = Gross Revenue Per Week (13273.0666)

GROSS REVENUE PER MONTH
Gross Revenue Per Year (690199.463) / 12 [months in a year) = Gross Revenue Per Month (57516.6219)

GROSS PER YEAR
Total Episodic Runs (104) x Gross Revenue Per Episodic Run (6636.5333 = Gross Per Year (690199.463)

RUNS PER EPISODE
Runs Per Week (2) x 52 (Weeks) / Number Of Episodes (26) = Runs Per Episode (4)

TOTAL EPISODIC RUNS
Runs Per Episode (4) x Number Of Episodes (26) = Total Episodic Runs (104)

SPOTS AT 80% SOLD
(Spots Within Episode (14) / 100) x 80 = 11.2

ESTIMATED DELIVERY
(HH Base (685819)/100)*Rating Projected (2.4)=16459.656

RUNS PER EPISODE
(Runs Per Week (2)*52)/No. Episodes (26)=4

Prepared by: HJP/Showplace Broadcasting, Inc. Chicago

PROGRAM ANALYSIS

Signet International Holdings

ADULT

Prepared by: HJP/Showplace Broadcasting, Inc. Chicago

PROGRAM ANALYSIS

Signet International Holdings

BACK TO BOOT CAMP

Handsome middle-aged man returns to military service after events leave him single and unemployed.

WEEKLY	HALF-HOUR	M-SAT 8P/11P, SUN 7P/11P	
Projected Demographics		Demo Rating Projected	
MW18-49		2.8	
#Episodes	**Runs P/Week**	**Runs P/Episode**	**Total Episodic Runs**
26	1	2	52

Spots Within Each Episode	Spots at 80% Sold	CPM	Rate Card Per Spot	Estimated Average Demographic HH Delivery Per Run
14	11.2	$36	$1,383	19,202.932

Gross P/Episode	Gross P/Run	Gross P/Week	Gross P/Month	Gross P/Year
$15,485	$7,743	$7,743	$33,551	$402,616

Formulas assuming 685,819 potential HH's:

GROSS REVENUE PER EPISODE
Total Runs Per Episode (2) x Gross Revenue Per Episodic Run (7742.62218) = (15485.2444)

GROSS REVENUE PER EPISODIC RUN
CPM(36) x Estimated Delivery In Thousands (19.202932) x 80% Sold (11.2) = Gross P/Run (7742.62218)

GROSS REVENUE PER WEEK
Gross Revenue Per Year (402616.353) / 52 [weeks in a year) = Gross Revenue Per Week (7742.62218)

GROSS REVENUE PER MONTH
Gross Revenue Per Year (402616.353) / 12 [months in a year) = Gross Revenue Per Month (33551.3628)

GROSS PER YEAR
Total Episodic Runs (52) x Gross Revenue Per Episodic Run (7742.62218 = Gross Per Year (402616.353)

RUNS PER EPISODE
Runs Per Week (1) x 52 (Weeks) / Number Of Episodes (26) = Runs Per Episode (2)

TOTAL EPISODIC RUNS
Runs Per Episode (2) x Number Of Episodes (26) = Total Episodic Runs (52)

SPOTS AT 80% SOLD
(Spots Within Episode (14) / 100) x 80 = 11.2

ESTIMATED DELIVERY
(HH Base (685819)/100)*Rating Projected (2.8)=19202.932

RUNS PER EPISODE
(Runs Per Week (1)*52)/No. Episodes (26)=2

Prepared by: HJP/Showplace Broadcasting, Inc. Chicago

PROGRAM ANALYSIS
Signet International Holdings

JACK FALLON, NEW ORLEANS P.D.

Hard core, old school detective in New Orleans takes on the role of mentoring a young, inexperienced but ambitious detective.

WEEKLY	HALF-HOUR	MON-SAT 8P/11, SUN 7P/11P

Projected Demographics	Demo Rating Projected
A25-54, A35+, A50+	2.6

#Episodes	Runs P/Week	Runs P/Episode	Total Episodic Runs
26	1	2	52

Spots Within Each Episode	Spots at 80% Sold	CPM	Rate Card Per Spot	Estimated Average Demographic HH Delivery Per Run
14	11.2	$36	$1,284	17,831.294

Gross P/Episode	Gross P/Run	Gross P/Week	Gross P/Month	Gross P/Year
$14,379	$7,190	$7,190	$31,155	$373,858

Formulas assuming 685,819 potential HH's:
GROSS REVENUE PER EPISODE
Total Runs Per Episode (2) x Gross Revenue Per Episodic Run (7189.57774) = (14379.1555)

GROSS REVENUE PER EPISODIC RUN
CPM(36) x Estimated Delivery In Thousands (17.831294) x 80% Sold (11.2) = Gross P/Run (7189.57774)

GROSS REVENUE PER WEEK
Gross Revenue Per Year (373858.043) / 52 [weeks in a year) = Gross Revenue Per Week (7189.57774)

GROSS REVENUE PER MONTH
Gross Revenue Per Year (373858.043) / 12 [months in a year) = Gross Revenue Per Month (31154.8369)

GROSS PER YEAR
Total Episodic Runs (52) x Gross Revenue Per Episodic Run (7189.57774 = Gross Per Year (373858.043)

RUNS PER EPISODE
Runs Per Week (1) x 52 (Weeks) / Number Of Episodes (26) = Runs Per Episode (2)

TOTAL EPISODIC RUNS
Runs Per Episode (2) x Number Of Episodes (26) = Total Episodic Runs (52)

SPOTS AT 80% SOLD
(Spots Within Episode (14) / 100) x 80 = 11.2

ESTIMATED DELIVERY
(HH Base (685819)/100)*Rating Projected (2.6)=17831.294

RUNS PER EPISODE
(Runs Per Week (1)*52)/No. Episodes (26)=2

Prepared by: HJP/Showplace Broadcasting, Inc. Chicago

PROGRAM ANALYSIS
Signet International Holdings

ON THE JOB

Young aggressive police detective is forced to move into low income housing after living in Middle America. Here he learns about the other side of the law.

WEEKLY	HALF-HOUR	MON-SAT 8P/11, SUN 7P/11P

Projected Demographics	Demo Rating Projected
M25-54, W18-49	2.4

#Episodes	Runs P/Week	Runs P/Episode	Total Episodic Runs
26	1	2	52

Spots Within Each Episode	Spots at 80% Sold	CPM	Rate Card Per Spot	Estimated Average Demographic HH Delivery Per Run
14	11.2	$36	$1,185	16,459.656

Gross P/Episode	Gross P/Run	Gross P/Week	Gross P/Month	Gross P/Year
$13,273	$6,637	$6,637	$28,758	$345,100

Formulas assuming 685,819 potential HH's:

GROSS REVENUE PER EPISODE
Total Runs Per Episode (2) x Gross Revenue Per Episodic Run (6636.5333) = (13273.0666)

GROSS REVENUE PER EPISODIC RUN
CPM(36) x Estimated Delivery In Thousands (16.459656) x 80% Sold (11.2) = Gross P/Run (6636.5333)

GROSS REVENUE PER WEEK
Gross Revenue Per Year (345099.732) / 52 [weeks in a year) = Gross Revenue Per Week (6636.5333)

GROSS REVENUE PER MONTH
Gross Revenue Per Year (345099.732) / 12 [months in a year) = Gross Revenue Per Month (28758.311)

GROSS PER YEAR
Total Episodic Runs (52) x Gross Revenue Per Episodic Run (6636.5333 = Gross Per Year (345099.732)

RUNS PER EPISODE
Runs Per Week (1) x 52 (Weeks) / Number Of Episodes (26) = Runs Per Episode (2)

TOTAL EPISODIC RUNS
Runs Per Episode (2) x Number Of Episodes (26) = Total Episodic Runs (52)

SPOTS AT 80% SOLD
(Spots Within Episode (14) / 100) x 80 = 11.2

ESTIMATED DELIVERY
(HH Base (685819)/100)*Rating Projected (2.4)=16459.656

RUNS PER EPISODE
(Runs Per Week (1)*52)/No. Episodes (26)=2

Prepared by: HJP/Showplace Broadcasting, Inc. Chicago

PROGRAM ANALYSIS
Signet International Holdings

PROGRAM VALUATION SPREADSHEET

	Gross P/Episode	Gross P/Run	Gross P/Week	Gross P/Month	Gross P/Year
FAIRY TALE DETECTIVE,	$14,363.79	$1,632.25	$17,954.74	$77,803.88	$933,646.55
HISTORY BOOK	$14,363.79	$1,632.25	$17,954.74	$77,803.88	$933,646.55
WILFORD THE BABY	$9,192.83	$1,044.64	$11,491.03	$49,794.48	$597,533.79
CAREER SHOW, THE	$14,102.63	$7,051.32	$7,051.32	$30,555.71	$366,668.46
EXTREME BOOT CAMP	$14,379.16	$7,189.58	$7,189.58	$31,154.84	$373,858.04
GREAT AMERICAN	$15,485.24	$7,742.62	$7,742.62	$33,551.36	$402,616.35
LITTLE'S CONSTRUCTION	$14,363.79	$1,632.25	$17,954.74	$77,803.88	$933,646.55
MAIN STREET	$13,826.11	$6,913.06	$6,913.06	$29,956.57	$359,478.89
NASHVILLE NIGHTS	$16,591.33	$8,295.67	$8,295.67	$35,947.89	$431,374.66
PINT-SIZED CHEF	$5,876.10	$2,938.05	$2,938.05	$12,731.54	$152,778.53
ROCKY MOUNTAIN HIGH	$5,745.52	$2,872.76	$2,872.76	$12,448.62	$149,383.45
FINAL TOUR	$11,060.89	$5,530.44	$5,530.44	$23,965.26	$287,583.11
FIRE JUMPERS	$9,954.80	$4,977.40	$4,977.40	$21,568.73	$258,824.80
GAMBLER, THE	$30,417.44	$7,604.36	$15,208.72	$65,904.46	$790,853.55
SPORTS LEGENDS	$6,529.00	$3,264.50	$3,264.50	$14,146.16	$169,753.92
EXTREME KIDS	$13,826.11	$6,913.06	$6,913.06	$29,956.57	$359,478.89
GUILTY OR NOT GUILTY	$39,542.68	$15,208.72	$91,252.33	$395,426.78	$4,745,121.31
YOUNG SPORTS LEGENDS	$26,546.13	$6,636.53	$13,273.07	$57,516.62	$690,199.46
BACK TO BOOT CAMP	$15,485.24	$7,742.62	$7,742.62	$33,551.36	$402,616.35
JACK FALLON, NEW	$14,379.16	$7,189.58	$7,189.58	$31,154.84	$373,858.04
ON THE JOB	$13,273.07	$6,636.53	$6,636.53	$28,758.31	$345,099.73
CAREER SHOW, THE	$15,223.93	$15,208.72	$1,171.07	$5,074.64	$60,895.72
NASHVILLE NIGHTS	$17,991.92	$17,973.94	$1,383.99	$5,997.31	$71,967.67
Totals				**$1,182,573.70**	**$14,190,884.41**

Prepared by: HJP/Showplace Broadcasting, Inc. Chicago

PROGRAM ANALYSIS

Signet International Holdings

SYNDICATION & MULTIPLATFORM VALUATION CHART

Kid	Syndication Run	Multiplatform*
Fairy Tale Detective	$176,904	$566,093
Wilford the Baby Mouse	$171,990	$550,368
History Book	$122,850	$393,120

Teen and Young Adult
Main Street	$171,990	$550,368
Great American Family Adventure	$73,710	$235,872
Pint-Sized Chef	$466,830	$1,493,856
Extreme Boot Camp	$245,700	$786,240
The Career Show	$78,624	$251,597
Nashville Nights	$638,820	$2,044,224
Little’s Construction	$147,420	$471,744
Rocky Mountain High	$314,496	$1,006,387

Male Oriented
Sports Legends Adventure Series	$442,260	$1,415,232
Final Tour	$466,830	$1,493,856
The Gambler	$1,257,984	$4,025,549
Fire Jumpers	$511,056	$1,635,379

Family
Extreme Kids	$668,304	$2,138,573
Guilty or Not Guilty	$2,024,568	$6,478,618
Young Sports Legends	$196,560	$628,992

Adult
Jack Fallon, New Orleans P.D.	$550,368	$1,761,178
On the Job	$432,432	$1,383,782
Back To Book Camp	$668,304	$2,138,573
	$9,828,000.00	$31,449,600.00

Syndication begins 3 years after the programming premieres on the Network.

The Gambler will run twice a week on the Network. In syndication it will run once per week.

Guilty Or Not Guilty will run as a one-hour on the Network. In syndication it will run as a weekly half-hour.

*Only includes potential iTunes revenue

Prepared by: HJP/Showplace Broadcasting, Inc. Chicago

PROGRAM ANALYSIS

Signet International Holdings

Conclusions

Based on these figures, we would estimate the potential revenue from just the 21 programs outlined in this report to be in excess of $14,000,000 in the first twelve (12) months of operation.

By owning the content, the Network has the potential by the third year of operation to generate revenue in excess of $45,000,000 per year through the various distribution channels by today’s dollars.

Multiplatform revenue holds the greatest potential at this time. However, we must point out that technology changes quickly as does the allocated dollars made available by the advertising community.

Syndicated revenue will be the most difficult and least cost-effective due to the manpower required to sell the time and then to sell the shows to individual DMAs and distribution costs. Generally speaking, syndicated programming is not released until the shows have been on the network for at least three years.

The figures have been developed based on 685,819 TV HH’s so the final figures for individual programs will be higher or lower based on fluctuating viewership and other factors such as quarterly buys which rise and fall.

Prepared by: HJP/Showplace Broadcasting, Inc. Chicago

PROGRAM ANALYSIS

Signet International Holdings

METHODOLOGY

The methodology used in assessing programming for the Broadcasting business varies widely in its program development, placement, syndication deals, cost per point/cost per thousand valuations, and other relevant factors. Further, the total number of HH’s (television households) covered by the Network will not be known until the Network is operational and will still vary as new stations and other distribution platforms are added.

This report should be considered an indication of the value of the programming and is not meant to indicate an absolute value.

This report does not take into consideration the costing-out of the programming, which generally includes:

1.	preproduction costs
2.	location scouting and related travel expenses
3.	studio rental
4.	sets and set construction
5.	on-location site expenses
6.	equipment rental
7.	videotape, and videotape duplication
8.	production crew costs
9.	producer, director, writer, creative fees
10.	on-camera talent costs
11.	insurance, shooting permits, contingencies, etc.
12.	on-line, off-line editing
13.	advertising, promotion, and publicity
14.	research and follow-up
15.	materials, supplies, and miscellaneous expenses

Rather we have taken the position that the Network already owns the programming.

Sources not identified but used for research:

http://money.cnn.com/2004/07/09/commentary/column_sportsbiz/sportsbiz/

http://www.pokerroyalty.com/poker-business.php

http://www.pokernews.com/news/2005/12/poker-tv-ratings-one.htm

Poker Royale

http://www.gsn.com/specific_page_elements.php?link_id=s73

ESPN - World Series of Poker (WSOP)

http://www.pokertv.com/espn.html

TRAVEL CHANNEL - World Poker Tour (WPT)

http://www.pokertv.com/world_poker_tour.html

BRAVO - Celebrity Poker

http://www.pokertv.com/celebrity_poker.html

Game Show Network (GSN) - Poker Royale

http://www.pokertv.com/poker_royale.html http://www.stamats.com/stamatsstats/stamatstatvol3no1.htm

Prepared by: HJP/Showplace Broadcasting, Inc. Chicago

PROGRAM ANALYSIS

Signet International Holdings

Howe, Neil & William Strauss. Millennials Rising: The Next Great Generation. New York: Vintage Books, 2000.

Murray Zoba, Wendy. Generation 2K: What Parents & Others Need to Know About the Millennials. InterVarsity Press, 1999.

www.bolt.com

www.fusemarketing.com

http://thebrandbuilder. blogspot.com/2006/02/tvs-revenue-revolution.html

http://natpe.org

http://www.nab.org/television/

NETWORK

In developing the values listed for the Network airings, we are using the following model:

685,819 HH’s delivered per airing

$37 CPM* for adults & teens and $17 for K2-11

80% of the commercial spots will be sold

Number of telecasts [260 for pure strips and 52 for pure weekly shows]

Half-hour shows have 7 minutes [14 30:second spots] and have 11 spots sold

This does not consider Terminal Breaks - the 2 minutes available at the beginning and/or end of each show, which is another source of revenue for the Network.

* CPM data for various networks are estimates and difficult to obtain and by all accounts quite arbitrary. It comes down to supply-and-demand.

With advertisers’ increasing focus on return on investment, considerations reach well beyond the basic cost-per-thousand unit comparisons to factors such as uncluttered environments, pods and targeted audiences. The advertising rate, or cost-per-thousand-viewers (CPM) measure, for general TV households in primetime might be an average $21 and $25 for a 15-second Internet video spots called “prerolls. “ But for a much sought-after males 18-34 demographic, CPMs could range from a $198 primetime broadcast network CPM to a $120 Internet video CPM, Gerbrandt explains. Such advertising models and pricing will continue to change.

The fact is price points such as $1.99 single downloads, $3.99 VOD or PPV and $120-$200 CPMs are just a place to start in the new-media world in which the daily emergence of new devices, platforms and formats ushers in a whole new realm of pricing and packaging options.

[The Hollywood Reporter - March 14, 2006 “New media’s effect on the value of a viewer” By Diane Mermigas]

(http://www.hollywoodreporter.com/thr/columns/mermigas_display.jsp?vnu_con tent_id=1002157837)

Prepared by: HJP/Showplace Broadcasting, Inc. Chicago

PROGRAM ANALYSIS

Signet International Holdings

SYNDICATION

Number of episodes X available spots for sale X 52 weeks X 100 markets sold - $5,000 per week in uplink fees, less 50% for unsold inventory.

Example:

Show 1 has 26 episodes, which will run twice over the year in syndication. You now have 52 episodes to sell. Each episode has 3.5 minutes [7 spots] for sale. You are selling the spots for $4,000 each based on the program having been sold in 100 DMAs. You have an uplink cost of $5,000 per week and you only have half of the commercial spots sold

26 half-hour episodes X 2 runs = 52 episodes

7 commercial positions sold at $4,000 each = $28,000 in potential sales from each episode 52 episodes X $28,000 = $1,456,000 in potential sales for the year

Uplink fee of $5,000 per week X 52 weeks = $260,000 in overhead

$1,456,000 in potential sales per year less 50% actually being unsold = $728,000 income $728,000 gross income less $260,000 overhead = $468,000 per year less any unforeseen fees.

MULTIPLATFORM

Multiplatform includes many new forms of distribution. For this report we are only including revenue that could be potentially derived from the iTunes model as described by Forrester Research analyst Josh Bernoff

Forrester Research analyst Josh Bernoff says a popular series like ABC’s “Desperate Housewives” can generate significantly more gross revenue for ABC from a downloading model generating $1.20 per episode per user, compared with the 45 cents per episode per viewer generated by advertising sales.9

The formula:

20% of potential viewers = 40,000

Using iTunes @ $1.44 per download = $57.600 per episode X 26 episodes

=$1,497,600

INDEXING

To develop a representative value for the individual shows we first took all shows and valued them as if they would receive the same audience Flat Pricing.

Then we indexed each show based on our evaluation of the shows potential audience delivery.

In developing an index we took into consideration the following factors:

•	What percentage of the show can be sold
•	What percentage of the time sold can be maintained over the life of the show
•

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9http://www.forrester.com/Research/Document/Excerpt/0,7211,38158,00.html

Prepared by: HJP/Showplace Broadcasting, Inc. Chicago

PROGRAM ANALYSIS

Signet International Holdings

Can the show be sold across all four quarters

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What is the average unit rate in the projected Daypart -the time segments that divide a day for ad scheduling purposes. These segments generally reflect programming patterns. The most common dayparts are: prime time, daytime, late night, early morning, total day, signon/sign-off, prime access and fringe. There is no universal agreement, however, about the exact times for all these dayparts.

•	Will the show be a strip, a weekly or a special if the show is a strip will it run 5 days or 6 days a week
•	Can the show be double run without diluting the audience
•	What impact will the show have as a lead-in or lead-out vehicle
•	How crowded is the genera in the marketplace and projected daypart
•	What is the cross-over demographic
•	How does the show compare with its competition in the projected time-period

•	What is the comparative “life” of the show based on other shows which are similar on competing networks
•	What affect will the show have on the Network if it fails and will there be other shows in the pipeline to take its place

Among other considerations.

That part of the equation represents about 25% of the reasoning. The other 75% is based on 35 years of experience in the industry buying, selling, producing and handicapping television programs. Showplace has been accurate an average of 80% of the time whereas the major networks have had success in approximately 15% of their offerings.

The following is the index applied to the corresponding shows:

Back To Book Camp	6.8
Extreme Boot Camp	2.5
Extreme Kids	6.8
Final Tour	4.75
Fire Jumpers	.5.2
Great American Family Adventure	0.75
Guilty or Not Guilty	20.6
History Book	1.25
Jack Fallon, New Orleans P.D	5.6
Little’s Construction	1.5
Main Street	1.75
Nashville Nights	6.5
On the Job	4.4
Pint-Sized Chef	.4.75
Rocky Mountain High	3.2
Sports Legends Adventure Series	.4.5
The Career Show	0.8
The Fairy Tale Detective	1.8
The Gambler	.12.8
Wilford the Baby Mouse	1.75
Young Sports Legends	2

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Prepared by: HJP/Showplace Broadcasting, Inc. Chicago